SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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Soliciting Material under Rule 14a-12

MindArrow Systems, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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QUESTIONS AND ANSWERS
PROPOSAL NO. 1: APPROVAL OF AN AMENDMENT TO THE 2000 STOCK INCENTIVE PLAN
PROPOSAL NO. 2: APPROVAL OF THE SALE OF SECURITIES IN A PRIVATE PLACEMENT

MindArrow Systems, Inc.
2120 Main Street, Suite 200
Huntington Beach, California 92648

         Dear Fellow Stockholder:

         On behalf of your Board of Directors and Management, you are cordially invited to attend a Special Meeting of Stockholders to be held on Thursday, July      , 2002, at 10:00 a.m., at the offices of the Company, located at 2120 Main Street, Suite 200, Huntington Beach, California 92648.

         The Special Meeting of Stockholders is being held for the following purposes:

•	To approve an amendment to our 2000 Stock Incentive Plan to increase, by 3,500,000 shares, the number of shares available for issuance under the plan.

•	To approve the sale of an additional 5,600,000 shares of Common Stock at $0.40 per share and warrants to purchase up to 4,400,000 shares of Common Stock, pursuant to a Securities Purchase Agreement dated as of June 12, 2002 (the “Purchase Agreement”) between the Company and a group of investors (the “Purchasers”) led by East-West Capital Associates, Inc. and its affiliate ( “EWCA”). The Company has already completed the “Initial Closing” of stock and warrants under the Purchase Agreement, and we are now seeking approval to conduct additional closings under the Purchase Agreement.

         YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR EACH OF THESE PROPOSALS

         Whether or not you attend the Special Meeting, please vote as soon as possible by returning the enclosed proxy card. Your vote is important, and voting by written proxy will ensure your representation at the Special Meeting. You may revoke your proxy in accordance with the procedures described in the Proxy Statement at any time prior to the time it is voted.

         It is important that your shares be represented and voted at the Special Meeting even if you cannot attend in person. Please sign, date, and return your proxy card in the enclosed envelope.

         Thank you for your continued support.

Cordially,

Robert I. Webber President and Chief Executive Officer

MINDARROW SYSTEMS, INC.

Notice of Special Meeting of Stockholders
To Be Held July __, 2002

         To Our Fellow Stockholders:

         NOTICE IS HEREBY GIVEN that the Special Meeting of Stockholders of MindArrow Systems, Inc., a Delaware corporation (the “Company”), will be held on Thursday, July      , 2002 at 10:00 a.m. at the offices of the Company, located at 2120 Main Street, Suite 200, Huntington Beach, California 92648, for the following purposes:

1.	To approve an amendment to the Company’s 2000 Stock Incentive Plan to increase by 3,500,000 shares the number of shares available for issuance under the plan.

2.	To approve the sale of an additional 5,600,000 shares of Common Stock at $0.40 per share and warrants to purchase up to 4,400,000 shares of Common Stock pursuant to a Securities Purchase Agreement dated as of June 12, 2002 (the “Purchase Agreement”) between the Company and a group of investors (the “Purchasers”) led by East-West Capital Associates, Inc., and its affiliate (collectively, “EWCA”). The Company has already completed the “Initial Closing” of stock and warrants under the Purchase Agreement, and we are now seeking approval to conduct additional closings under the Purchase Agreement.

         Only stockholders of record at the close of business on June 21, 2002 are entitled to receive notice of and to vote at the Special Meeting or at any adjournment of the meeting.

         All stockholders are cordially invited to attend the Special Meeting in person. However, to assure your representation at the Special Meeting, you are urged to mark, sign, date and return the enclosed proxy card(s) as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any stockholder attending the Special Meeting may vote in person even if he or she previously returned a proxy.

By Order of the Board of Directors,

Michael R. Friedl Chief Financial Officer, Treasurer & Corporate Secretary

Huntington Beach, California
June      , 2002

YOUR VOTE IS IMPORTANT

IN ORDER TO ASSURE YOUR REPRESENTATION AT THE MEETING, YOU ARE REQUESTED TO COMPLETE, SIGN AND DATE THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE AND RETURN IT IN THE ENCLOSED ENVELOPE

PROXY STATEMENT	1

QUESTIONS AND ANSWERS	1

PROPOSAL NO. 1: APPROVAL OF AN AMENDMENT TO THE 2000 STOCK INCENTIVE PLAN	4

Summary Description of the 2000 Plan	4

Vote Required	7

PROPOSAL NO. 2: APPROVAL OF THE SALE OF SECURITIES IN A PRIVATE PLACEMENT	8

Demand Securities	9

Control by East-West	9

Stockholder Approval	9

Effect of Issuance and Sale of Shares to Existing Stockholders	10

Incorporation by Reference	11

Vote Required	10

WHERE YOU CAN FIND MORE INFORMATION	11

OTHER MATTERS	11

Other Business	11

 i

MINDARROW SYSTEMS, INC.

2120 Main Street, Suite 200
Huntington Beach, California 92648
(714) 536-6200

PROXY STATEMENT

         The enclosed proxy is solicited on behalf of the Board of Directors of MindArrow Systems, Inc., a Delaware corporation (the “Company”), for use at our Special Meeting of stockholders (the “Special Meeting”) to be held on Thursday, July      , 2002 at 10:00 a.m., and at any adjournments thereof. The purposes of the Special Meeting are set forth in this Proxy Statement and in the accompanying Notice of Special Meeting of Stockholders. The Special Meeting will be held at the offices of the Company, located at 2120 Main Street, Suite 200, Huntington Beach, California 92648. These proxy solicitation materials will be mailed on or about June 25, 2002 to all stockholders entitled to vote at the Special Meeting.

QUESTIONS AND ANSWERS

Q:	What may I vote on?

	A:	(1)	To approve an amendment to the Company’s 2000 Stock Incentive Plan to increase, by 3,500,000 shares, the number of options and shares available under the plan.

		(2)	To approve the sale of up to 5,600,000 shares of Common Stock at $0.40 per share and warrants to purchase up to 4,400,000 shares of Common Stock pursuant to the terms of the Securities Purchase Agreement dated June 12, 2002.

Q:	How does the Board recommend I vote on the proposals?

	A:	The Board of Directors recommends a vote FOR each proposal.

Q:	Who is entitled to vote?

	A:	Stockholders as of the close of business on June 21, 2002 (the “Record Date”) are entitled to vote at the Special Meeting.

Q:	How do I vote? Can I revoke my proxy later?

	A:	Sign and date each proxy card you receive and return it in the prepaid envelope. You have the right to revoke your proxy at any time before the Special Meeting by:

		(1)	notifying the Secretary of the Company in writing;

		(2)	voting in person; or

		(3)	returning a later-dated proxy card.

Q:	Who will count the vote?

	A:	U.S. Stock Transfer Corporation, the Company’s transfer agent, will count the votes and act as the inspector of election.

Q:	What shares are included on the proxy card(s)?

	A:	The shares on your proxy card(s) represent ALL of your shares. If you do not return your proxy card(s), your shares will not be voted.

Q:	What does it mean if I get more than one proxy card?

	A:	If your shares are registered differently and are in more than one account, or if you own more than one class of shares, you will receive more than one proxy card. Sign and return all proxy cards to ensure that all your shares are voted. We encourage you to have all accounts registered in the same name and address (whenever possible). You can accomplish this by contacting our transfer agent, U.S. Stock Transfer Corporation or, if your shares are held in “street name,” by contacting the broker or bank who holds your shares.

Q:	How many shares can vote?

	A:	As of the Record Date, 27,397,063 shares of Common stock, the only voting securities of the Company, were issued and outstanding. Every holder of Common stock is entitled to one vote for each share of Common stock held.

Q:	What is a “quorum”?

	A:	A “quorum” is a majority of the outstanding shares entitled to vote. They may be present in person or represented by proxy. For the purposes of determining a quorum, shares held by brokers or nominees will be treated as present even if the broker or nominee does not have discretionary power to vote on a particular matter or if instructions were never received from the beneficial owner. These shares are called “broker non-votes.” Abstentions will be counted as present for quorum purposes.

Q:	What is required to approve each proposal?

	A:	To approve the amendment to the 2000 Stock Incentive Plan, a majority of the shares represented at the Special Meeting, either in person or by proxy, and entitled to vote at the Special Meeting must be voted in favor of the proposal.

To approve the sale of up to 5,600,000 shares of Common Stock at $0.40 per share and warrants to purchase up to 4,400,000 shares of Common Stock, a majority of the shares represented at the Special Meeting, either in person or by proxy, and entitled to vote at the Special Meeting must be voted in favor of the proposal.

If a broker indicates on its proxy that it does not have discretionary authority to vote on a particular matter, the affected shares will be treated as not present and entitled to vote with respect to that matter, even though the same shares may be considered present for quorum purposes and may be entitled to vote on other matters.

Q:	What happens if I abstain?

	A:	Proxies marked “abstain” will be counted as shares present for the purpose of determining the presence of a quorum, but for purposes of determining the outcome of a proposal, shares represented by such proxies will not be treated as affirmative votes. Since each of the proposals requires an affirmative vote of a majority of the shares represented in person or by proxy, an abstention has the effect of a “no” vote.

Q:	How will voting on any other business be conducted?

	A:	Although we do not know of any business to be considered at the Special Meeting other than the proposals described in this Proxy Statement, if any other business is presented at the Special Meeting, your signed proxy card gives authority to the proxyholders, Robert I. Webber and Michael R. Friedl, to vote on such matters at their discretion.

Q:	Who are the largest principal stockholders?

	A:	For information regarding holders of more than 5% of the outstanding Common stock, see “Security Ownership of Certain Beneficial Owners and Management” in our Definitive Proxy Statement filed on February 13, 2002, and our Current Report on Form 8-K filed on June 25, 2002.

Q:	How will the Company solicit proxies?

	A:	U.S. Stock Transfer Corporation, the Company’s transfer agent, has been engaged to assist in the distribution of proxy materials and solicitation of votes. We estimate that our costs will be approximately $4,000. The Company may also, in its discretion, retain professional proxy solicitors, in addition to its transfer agent, to assist in the solicitation of votes. The costs of such solicitation will be paid by the Company. We also reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to stockholders. Proxies may also be solicited in person, by telephone, or by facsimile by directors, officers, and employees of the Company without additional compensation.

PROPOSAL NO. 1: APPROVAL OF AN AMENDMENT
TO THE 2000 STOCK INCENTIVE PLAN

(Item 1 on Proxy Card)

         At the Special Meeting, stockholders will be asked to approve an amendment (the “Amendment”) to the Company’s 2000 Stock Incentive Plan (the “2000 Plan”). The Board of Directors approved the Amendment, subject to stockholder approval, on June 12, 2002.

         The 2000 Plan provides for a limit on the aggregate number of shares of the Company’s Common stock that may be issued or delivered pursuant to awards thereunder. The aggregate share limit is currently 2,000,000 shares. As of June 12, 2002, 2,500 shares had been issued under the 2000 Plan, 1,803,000 shares were subject to outstanding but unexercised options granted under the 2000 Plan, and 194,500 shares remained available for additional award purposes under the 2000 Plan (plus any shares which may become available because outstanding options expire, are cancelled, or otherwise terminate before being exercised).

         The Amendment, if approved by stockholders, will increase the aggregate share limit under the 2000 Plan by an additional 3,500,000 shares, for a proposed new aggregate share limit of 5,500,000 shares (subject to customary adjustments for recapitalizations and similar events, described below).

         The Board of Directors approved the Amendment based on a belief that the number of shares that remained available for additional award grants under the 2000 Plan was insufficient to adequately provide for future incentives for the Company’s management. Also, the new investors in the Company discussed below under Proposal #2 requested that the Company approve an increase in the number of shares authorized for issuance under the 2000 Plan.

         We also maintain a 1999 Stock Option Plan (the “1999 Plan”). As of June 12, 2002, 525,000 shares had been issued under the 1999 Plan, 2,465,837 shares were subject to outstanding but unexercised options granted under the 1999 Plan, and a total of 9,163 shares remained available for grant purposes under the 1999 Plan (plus any shares which may become available because outstanding options expire, are cancelled, or otherwise terminate before being exercised). The Amendment would not affect the shares available for award purposes under the 1999 Plan.

         The principal terms of the 2000 Plan are summarized below. The following summary is qualified in its entirety by the full text of the 2000 Plan, which is an appendix to the copy of this Proxy Statement that was filed electronically with the Securities and Exchange Commission and can be reviewed on the Securities and Exchange Commission’s Web site at http://www.sec.gov. A copy of the 2000 Plan may also be obtained by contacting Michael R. Friedl, the Company’s Chief Financial Officer and Corporate Secretary, at 2120 Main Street, Suite 200, Huntington Beach, California 92648 (telephone number (714) 536-6200).

         Summary Description of the 2000 Plan

         The purpose of the 2000 Plan is to promote the success of the Company by providing an additional means to attract, motivate, retain and reward key personnel, including officers and directors, through the grant of options and other awards that provide added long term incentives for high levels of performance and for significant efforts to improve the financial performance of the Company.

         Awards. The 2000 Plan authorizes stock options (incentive or nonqualified) and restricted stock awards.

         Administration. The 2000 Plan is administered by either the Board or a committee of the Board (the “Administrator”). The Administrator determines the number of shares that are to be subject to awards and the terms and conditions of such awards, including the price (if any) to be paid for the shares or the award. The Board has appointed the Compensation Committee as the Administrator of the 2000 Plan.

         Eligibility. Persons eligible to receive awards under the 2000 Plan include officers, directors, key employees and consultants of the Company or any of its subsidiaries. All officers and key employees of the Company, including all of the Company’s Named Executive Officers, and non-employee directors of the Company are considered eligible under the 2000 Plan at the present time, subject to the power of the Administrator to determine eligible persons to whom awards will be granted.

         Limits on Awards; Authorized Shares. As referenced above, the limit on the number of shares of Common stock that may be issued or delivered pursuant to awards granted under the 2000 Plan is currently 2,000,000 shares. If stockholders approve the Amendment, this limit will be 5,500,000 shares. The maximum number of shares of Common stock subject to awards that may be granted to any individual during any calendar year is currently 1,000,000 shares.

         As is customary in incentive plans of this nature, the number and kind of shares available under the 2000 Plan and the then outstanding awards, as well as exercise or purchase prices, are subject to adjustment in the event of certain reorganizations, mergers, combinations, consolidations, recapitalizations, reclassifications, stock splits, stock dividends, asset sales or other similar events, or extraordinary dividends or distributions of property to stockholders. Shares that are subject to or underlie awards which expire or fail to vest or which are cancelled, terminated, forfeited, or not paid or delivered under the 2000 Plan for any reason, as well as reacquired shares, become available, except to the extent prohibited by law, for additional awards under the 2000 Plan.

         The 2000 Plan will not limit the authority of the Board or the Compensation Committee to grant awards or authorize any other compensation, with or without reference to the Common stock, under any other plan or authority (including, without limitation, the 1999 Plan).

         Transfer Restrictions. Subject to certain exceptions contained in the 2000 Plan (which generally include transfer to the Company, a participant’s designation of a beneficiary, and the exercise of a participant’s award by the participant’s legal representative in the event of the participant’s disability), awards under the 2000 Plan are not transferable by the recipient other than by will or the laws of descent and distribution and are generally exercisable, during the recipient’s lifetime, only by him or her. Any amounts payable or shares issuable pursuant to an award will be paid only to the recipient or the recipient’s beneficiary or representative. The Administrator may, however, permit the transfer of an award if the transferor presents satisfactory evidence that the transfer is a gift to a family member.

         Stock Options. A stock option is the right to purchase shares of Common stock at a future date at a specified price (the “exercise price” of the option). An option may either be an “incentive stock option” or a “nonqualified stock option.” Incentive stock option benefits are taxed differently than nonqualified stock option benefits, as described under “Federal Income Tax Consequences” below. Incentive stock options are also subject to more restrictive terms and are limited in amount by the Code and the 2000 Plan.

         The exercise price of options granted under the 2000 Plan will be determined by the Administrator but, in the case of nonqualified stock options, may be no less than 85% of the fair market value of a share on the date of grant and, in the case of incentive stock options, may be no less than the fair market value of a share on the date of grant; provided, however, that the exercise price may be no less than 110% of fair market value for incentive stock options granted to an employee who owns 10% or more of the outstanding Common stock. Full payment for shares purchased on the exercise of any option must be made at the time of such exercise in a manner approved by the Administrator (which may include cash, a check, a promissory note, notice and third party payment, or delivery of previously owned Common stock, subject to certain limitations set forth in the 2000 Plan). Options granted under the 2000 Plan may be exercised at the time or times determined by the Administrator, but in no event may options be exercised after ten years from the date of grant; provided, however, that incentive stock options granted to an employee who owns 10% or more of the outstanding Common stock may not be exercised after five years from the date of grant.

         Restricted Stock Awards. A restricted stock award is an award typically for a fixed number of shares of Common stock subject to restrictions. The Administrator specifies the price, if any, the participant must pay for such shares and the restrictions (which may include, for example, continued service only and/or performance standards) imposed on such shares.

         Acceleration of Awards; Possible Early Termination of Awards. Unless prior to a Change in Control Event the Administrator determines that, upon its occurrence, benefits will not be accelerated, then generally upon the Change in Control Event each option will become immediately exercisable and restricted stock will vest. A “Change in Control Event” under the 2000 Plan generally includes (subject to certain exceptions) certain mergers or consolidations, Board or stockholder approval of a liquidation of the Company or sale of substantially all of the Company’s assets, or certain persons acquiring more than 50% of the combined voting power of the Company’s outstanding securities.

         Effect of Termination of Employment. Options which have not yet become exercisable will generally lapse upon the date a participant is no longer employed by the Company. Options which have become exercisable generally must be exercised within 30 days after such date if the participant quits or otherwise resigns from the Company. The 30-day period is generally extended to three months for a termination of a participant’s employment by the Company other than a termination for cause. The 30-day period is generally extended to one year for a termination of employment due to death, disability, or retirement. In the event a participant is discharged for cause, all options will lapse immediately upon such termination of employment. A participant’s rights and benefits (if any) with respect to a restricted stock award granted under the 2000 Plan in the event of a termination of employment will be determined by the Administrator, which may make distinctions based upon the cause of termination and the nature of the award. The Administrator may increase the portion of a participant’s award available to the participant in connection with a participant’s termination of employment (other than a termination by the Company for cause).

         Amendments. The Board may amend or terminate the 2000 Plan at any time. Stockholder approval for an amendment will only be required (1) if such approval is required as a matter of law, or (2) if the Board determines that stockholder approval is otherwise advisable. Outstanding awards may be amended, subject, however, to the consent of the holder if the amendment materially and adversely affects the holder. Unless previously terminated by the Board, the 2000 Plan will terminate on August 2, 2010.

         Securities Underlying Awards. The market value of a share of Common stock as of June 12, 2002 was $0.52 per share.

         Federal Income Tax Consequences. With respect to nonqualified stock options, the Company is generally entitled to deduct an amount equal to the difference between the option exercise price and the fair market value of the shares at the time of exercise. With respect to incentive stock options, the Company is generally not entitled to a similar deduction either upon grant of the option or at the time the option is exercised. If incentive stock option shares are not held for specified qualifying periods, however, the difference between the fair market value of the shares at the date of exercise (or, if lower, the sale price) and the cost of such shares is taxed as ordinary income (and the Company will receive a corresponding deduction) in the year the shares are sold. Non-transferable restricted stock subject to a substantial risk of forfeiture results in income recognition only at the time the restrictions lapse (unless the recipient elects to accelerate recognition as of the date of grant) and the Company will generally have a corresponding deduction at the time the participant recognizes income.

         If an award is accelerated under the 2000 Plan in connection with a change in control (as this term is used in the Internal Revenue Code), the Company may not be permitted to deduct the portion of the compensation attributable to the acceleration (“parachute payments”) if it exceeds certain threshold limits under the Internal Revenue Code (and certain excise taxes may be triggered). Further, if the compensation attributable to awards is not “performance-based” within the meaning of Section 162(m) of the Internal Revenue Code, the Company may not be permitted to deduct the aggregate non performance-based compensation in excess of $1,000,000 in certain circumstances.

         The above tax summary discusses general tax principles applicable to, and income tax consequences of, the 2000 Plan under current federal law, which is subject to change. This summary is not intended to be exhaustive and, among other considerations, does not describe state, local, or international tax consequences.

         Specific Benefits. For information regarding options granted to directors and executive officers of the Company, see the material under the headings “Director Compensation” and “Executive Officer Compensation” above.

         The number, amount and type of awards to be received by or allocated to eligible persons in the future under the 2000 Plan cannot be determined at this time. At this time, the Company is not considering any additional awards under the 2000 Plan. If the Amendments had been in effect previously, the Company expects that the grants would not have been substantially different from those described in the sections referred to above.

         The Board believes that the additional shares to be made available under the 2000 Plan, if stockholders approve the Amendment, will promote the interests of the Company and its stockholders and continue to enable the Company to attract, retain and reward persons important to the Company’s success and to provide incentives based on the attainment of corporate objectives and increases in stockholder value.

         Vote Required

         To approve the amendment to the 2000 Stock Incentive Plan, a majority of the shares represented at the Special Meeting, either in person or by proxy, and entitled to vote at the Special Meeting must be voted in favor of the proposal.

         Stockholders should note that because the directors are eligible to receive options under the 2000 Plan, the directors may have a personal interest in stockholder approval of this proposal. However, the members of the Board believe that the Amendments to the 2000 Plan are in the best interests of the Company and its stockholders.

The Board recommends that stockholders vote FOR the approval of the
Amendments to the 2000 Plan as described above

PROPOSAL NO. 2: APPROVAL OF THE SALE OF SECURITIES IN A PRIVATE PLACEMENT

(Item 2 on Proxy Card)

         At our Annual Meeting held on March 14, 2002, our stockholders approved a proposal to issue up to ten million shares of our Common Stock and/or shares of convertible securities or instruments at prices no lower than the lesser of (A) $0.50 per share of Common Stock or (B) a 40% discount to the closing market price of the Common Stock on the day prior to the date that a binding agreement is entered into for the sale of such securities. On June 12, 2002, the Company entered into a Securities Purchase Agreement (the “Purchase Agreement”) with a group of investors (the “Purchasers”) led by East-West Capital Associates, Inc., a private venture capital fund (“EWVA”), and its affiliate, East-West Venture Group, LLC (“EWVG”) (collectively, “East-West”). Under the Purchase Agreement, the Company agreed to sell to the Purchasers, in a private placement to be conducted in two separate closings, an aggregate of 7,500,000 shares of our Common Stock at $0.40 per share and the following warrants:

•	A warrant to purchase up to 1,500,000 shares of our Common Stock at $0.50 per share (the “Advisory Warrant”), expiring three years after issuance, issuable to EWCA in connection with an Advisory Agreement entered into concurrently with the Purchase Agreement;

•	A warrant to purchase up to 6,000,000 shares of our Common Stock vesting in increments of 2,000,000 shares every six months at exercise prices of $0.75, $1.00, and $1.25 per share, respectively (the “Consulting Warrant”), expiring three years after issuance, issuable to EWCA in connection with a Consulting Agreement entered into concurrently with the Purchase Agreement; and

•	Warrants to purchase 2,500,000 shares of our Common Stock for one year after issuance (the “Re-Set Warrants”) issuable to purchasers under the Purchase Agreement, vesting only if the closing price of our common stock averages, for a period of 20 consecutive trading days, less than $0.40 per share. Upon vesting, the exercise price of the warrants will be set at 60% of the average closing price of our common stock during the 20 trading day period.

         We are required to complete the transactions contemplated by the Purchase Agreement in two separate closings, since on March 14, 2002 our stockholders approved the sale of only ten million shares. The first closing under the Purchase Agreement (the “Initial Closing”) was completed on June 12, 2002, pursuant to which the Company sold an aggregate of 4,400,000 shares of Common Stock for an aggregate of $1,760,000 and issued warrants (consisting of partial issuances of the Advisory Warrant, Consulting Warrant and Re-Set Warrants) for up to 5,600,000 shares of Common Stock.

         We are now seeking approval of our stockholders to complete the sale of the remaining stock and warrants to the Purchasers in a second closing (the “Second Closing”). In the Second Closing, subject to certain conditions set forth in the Purchase Agreement, we would sell to the Purchasers an additional 3,100,000 shares of common stock for an aggregate of $1,240,000 and issue warrants to purchase up to 3,775,000 shares of common stock (consisting of 600,000 warrants remaining to be issued under the Advisory Warrant; 2,400,000 warrants remaining to be issued under the Consulting Warrant; and 775,000 warrants remaining to be issued under the Re-Set Warrants).

         Demand Securities

         Under the Purchase Agreement and subject to certain conditions set forth therein, we also received the right to sell to East-West, at our discretion:

•	Up to an additional 2,500,000 shares of Common Stock at $0.40 per share; and

•	Additional Re-Set Warrants for up to 625,000 shares of Common Stock.

         In order to exercise the right to sell these securities to East-West (collectively, the “Demand Securities”), our Board of Directors must notify EWCA of our decision no later than 90 days after the Initial Closing. Our Board has not yet decided whether or not to issue and sell the Demand Securities to East-West. We are now seeking approval of our stockholders, as part of this Proposal #2, to issue and sell the Demand Securities to East-West, should the Board decide to proceed with the sale of the Demand Securities.

         Control by East-West

         On June 21, 2002, we had outstanding 27,397,063 shares of Common Stock. As of such date, East-West beneficially owned 20.0% of our outstanding shares of Common Stock (determined by including shares and warrants, or such portion thereof, that are exercisable currently or within 60 days of the date of this Proxy Statement, and excluding shares underlying options and warrants held by any person other than East-West). Upon completion of the Second Closing, East-West will beneficially own 26.5% of our outstanding shares of Common Stock, or 31.5% of our outstanding shares of Common Stock assuming full exercise of our right to issue the Demand Securities. Such amounts include warrants to acquire 1,392,857 shares of our common stock at $0.50 per share retained by EWCA under an “Exclusivity Warrant” issued on May 10, 2002 in connection with East-West’s commitment to undertake the financing contemplated by the Purchase Agreement.

         Under the terms of an Investors’ Rights Agreement (“IRA”) that the Company signed with the Purchasers in connection with the First Closing, the Company also agreed to grant to EWCA certain rights concerning the management of the Company, including (i) requiring the prior approval of EWCA before the Company can take certain actions, including engaging in a merger, liquidation, sale of material assets, sale of shares, change in senior management or transactions with affiliates, or incurring capital expenditures or debt greater than $100,000, and (ii) appointing two individuals selected by EWCA to the Company’s Board of Directors and nomination of two individuals selected by EWCA in future elections of directors. Under the IRA, our Board of Directors appointed Mr. Merv Adelson to our Board effective June 12, 2002.

         Under the terms of a Registration Rights Agreement that the Company signed with the Purchasers in connection with the First Closing, the Company agreed to provide the Purchasers, including East-West, with certain demand and piggyback registration rights entitling the Purchasers to have their shares purchased in the Purchase Agreement and the shares issuable upon exercise of the warrants registered for resale by the Company.

         Stockholder Approval

         The Bylaws of the National Association of Securities Dealers, Inc. (the “NASD”), require that we obtain stockholder approval in connection with a transaction other than a public offering involving the sale or issuance by the Company of Common Stock (or securities convertible into or exercisable for Common Stock) equal to 20% or more of a company’s outstanding Common Stock, if the price per share is less than the greater of book value or market value of the Common Stock.

         Existing stockholders of the Company will be diluted by the issuances of our securities contemplated by the Purchase Agreement. Our Board of Directors has reviewed the terms of the Purchase Agreement, including the sale of stock and warrants contemplated in this Proposal #2, and determined that the terms of the proposed transactions are fair and reasonable and in the best interests of the Company and its stockholders.

         In making its determination to approve the terms of the Purchase Agreement, the Board reviewed and considered:

•	the price of our Common Stock as reported on the Nasdaq SmallCap Market, the trading volume in our Common Stock, and the volatility in prices of our Common Stock;

•	the number of shares proposed to be sold in comparison to the average trading volume of our Common Stock;

•	appropriate discount factors for the restricted nature of our securities due to the absence of registration with the SEC;

•	recent trends in and prospects for the digital marketing and advertising industry as a whole; and

•	the business, operations, financial condition and prospects of our Company generally.

         The Board of Directors believes that the transactions contemplated by the Purchase Agreement are in the best interests of the Company and stockholders. If the proposal is not approved, we will be required to seek alternative financing, and given the current market conditions, there is no assurance that we will be successful in obtaining such financing, on terms favorable to those included in the Purchase Agreement. Failure to obtain additional financings could have a severe negative impact on the Company and the value of our stock.

         Effect of Issuance and Sale of Shares to Existing Stockholders

         The issuance of the additional 5,600,000 shares of Common Stock contemplated in the Second Closing and the Demand Securities would represent an increase of approximately 19.7% over our shares of Common Stock outstanding as of June 14, 2002 (not including the 4,400,000 warrants contemplated in the Second Closing and the Demand Securities). As described in the preceding paragraphs, these securities, and the warrants issued or issuable under the Purchase Agreement, may be sold at prices less than quoted market prices at the time of sale. Stockholders will suffer dilution of their ownership interest in our Company as a result of the issuance and sale of these securities. The issuance of the additional securities would reduce earnings (loss) per share, will have a dilutive impact on the voting power of current stockholders, and could depress the market price of our Common Stock.

         Vote Required

         Approval of this Proposal #2 requires the affirmative vote of holders of a majority of the shares represented at the Special Meeting, either in person or by proxy, and entitled to vote at the Special Meeting.

         The Board of Directors recommends that stockholders vote FOR the approval of the sale of additional securities as described above.

INCORPORATION BY REFERENCE

         Copies of our Annual Report on Form 10-K for our fiscal year ended September 30, 2001 and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2002 are included with this Proxy Statement. We hereby incorporate by reference the portions of the Form 10-K and Form 10-Q relating to our financial statements, supplementary financial information, management’s discussion and analysis of financial condition and results of operations, and quantitative and qualitative disclosures about market risk.

         The foregoing summary of the Purchase Agreement, Investors’ Rights Agreement, Registration Rights Agreement, Advisory Warrant, Consulting Warrant and Re-Set Warrants is qualified in its entirety by the full text of such agreements, copies of which have been filed with the Securities and Exchange Commission as exhibits to the Company’s Current Report on Form 8-K filed on June 25, 2002, which is incorporated by reference herein. The Report on Form 8-K and exhibits thereto can be reviewed on the Securities and Exchange Commission’s Web site at http://www.sec.gov. A copy of the Current Report on Form 8-K and exhibits may also be obtained by contacting Michael R. Friedl, the Company’s Chief Financial Officer and Corporate Secretary, at 2120 Main Street, Suite 200, Huntington Beach, California 92648 (telephone number (714) 536-6200).

WHERE YOU CAN FIND MORE INFORMATION

         We file reports, proxy statements and other information with the Securities and Exchange Commission. Copies of the reports, proxy statements and other information filed by us may be inspected and copied at the public reference facilities maintained by the Securities and Exchange Commission:

Judiciary Plaza Room 1024 450 Fifth Street, N.W. Washington, D.C. 20549

         Copies of these materials can also be obtained by mail at prescribed rates from the Public Reference section of the Securities and Exchange Commission, 450 Fifth Street, N.W., Washington, D.C. 20549 or by calling the Securities and Exchange Commission at 1-800-SEC-0330. The Securities and Exchange Commission maintains a website that contains reports, proxy statements and other information regarding us. The address of this website is http://www.sec.gov.

         This document does not constitute an offer to sell, or a solicitation of an offer to purchase, the Common stock of MindArrow or the solicitation of a proxy, in any jurisdiction to or from any person to whom or from whom it is unlawful to make the offer, solicitation of an offer or proxy solicitation in that jurisdiction. Neither the delivery of this document nor any distribution of securities means, under any circumstances, that there has been no change in the information set forth in this document or in the affairs of MindArrow since the date of this document.

         You should rely only on the information contained in this proxy statement or that we have referred you to. We have not authorized anyone to provide you with information that is different.

OTHER MATTERS

         Other Business

         The Company knows of no other matters to be submitted to the stockholders at the Special Meeting. If any other matters properly come before the stockholders at the Special Meeting, it is the intention of the persons named on the enclosed proxy card to vote the shares they represent as the Board of Directors may recommend.

         A representative of Grant Thornton LLP, the Company’s principal independent accountants, will be available by telephone at the Special Meeting, will be given the opportunity to make a statement if he so desires and will be available to respond to appropriate questions.

Dated: June        , 2002

By Order of the Board of Directors,

Michael R. Friedl

Chief Financial Officer, Treasurer

& Corporate Secretary

REVOCABLE PROXY FOR COMMON STOCK
MINDARROW SYSTEMS, INC.
PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY
For Annual Meeting of Shareholders, July __, 2002

         The undersigned shareholder(s) of MindArrow Systems, Inc., a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement, each dated June      , 2002, and hereby appoints Robert I. Webber and Michael R. Friedl, and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Annual Meeting of Shareholders of MindArrow Systems, Inc., to be held on July      , 2002, at 10:00 a.m., local time, at MindArrow’s principal executive offices located at 2120 Main Street, Suite 200, Huntington Beach, California 92648 and at any adjournment(s) thereof, on all matters coming before said meeting.

Two New Ways to Vote
VOTE BY INTERNET OR TELEPHONE
24 Hours a Day – 7 Days a Week
It’s Fast and Convenient

	INTERNET	OR		TELEPHONE	OR		MAIL
	www.proxyvoting.com/xxx			1-888-426-7035

•	Go to the website listed above.		•	Use any touch-tone telephone.		•	Mark, sign and date your proxy card.

•	Have your proxy card ready.		•	Have your proxy card ready.		•	Detach your proxy card.

•	Enter your Control Number located above your name and address.		•	Enter your Control Number above your name and address.		•	Return your proxy card in the postage paid envelope provided.

•	Follow the simple instructions on the website.		•	Follow the simple recorded instructions.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. If you have submitted your proxy by the Internet or telephone there is no need for you to mail back your proxy card.

MINDARROW SYSTEMS, INC.

Board of Directors recommends a vote FOR Proposals 1 — 2.	3.	In their discretion, upon such other business as may properly come before the meeting or at any adjournment thereof.

1. Approval of an amendment to the Company’s 2000 Stock Incentive Plan to increase the number of shares available for issuance under the plan from two million (2,000,000) to five million five hundred thousand (5,500,000)	THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREBY BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1-2.

FOR	AGAINST	ABSTAIN

2. To approve the sale of an additional 5,600,000 shares of Common Stock at $0.40 per share and warrants to purchase up to 4,400,000 shares of Common Stock pursuant to a Securities Purchase Agreement dated as of June 12, 2002 (the “Purchase Agreement”) between the Company and a group of investors led by East-West Venture Group, LLC and its affiliate. The Company has already completed the “Initial Closing” of stock and warrants under the Purchase Agreement, and we are now seeking approval to conduct additional closings under the Purchase Agreement.

FOR	AGAINST	ABSTAIN

(This proxy should be marked, dated and signed by the shareholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign. If signing in any other capacity, please indicate your full title.)

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

Dated: ____________________ , 2002

Signature

Signature

US Stock Transfer